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                                                                 Rule 424(b)(3)
                                                             File No. 333-18009
                                                      Republic Industries, Inc.

  SUPPLEMENT NO. 5 DATED MARCH 19, 1997 TO PROSPECTUS DATED DECEMBER 18, 1996

        In order to reflect certain transfers and sales of Common Stock by certain Selling Stockholders, the table of Selling Stockholders in the Selling Stockholders Section of the Prospectus is hereby supplemented as follows:


                                                     Shares Beneficially     Shares to be Offered
                                                        Owned Prior to         for The Selling
Selling Stockholder                                      The Offering        Stockholder's Account
-------------------                                  -------------------     ---------------------
Abacus Group........................................          602                     602
Linda Alkammo.......................................          602                     602
Hani Arafat.........................................          602                     602
Bushra Attisha......................................          721                     721
Joe Drolshagen and Janet Drolshagen JTTEN...........          602                     602
Margaret Esshaki....................................         1204                    1204
Prince Gallozi......................................          602                     602
Ronald Genereux.....................................          401                     401
Herbert Hipsher.....................................          401                     401
Shabib Kas Gorgis...................................          602                     602
Zuhair Kenaya.......................................         2404                    2404
Michael Kenny and Evelene Kenny JTTEN...............          602                     602
Faris Naimi.........................................         4811                    4811
Salem Narra.........................................         3608                    3608
Nadir Orow..........................................         1204                    1204
John Price..........................................          401                     401
Karim Sarafa........................................          402                     402
John Scicluna, Sr...................................         1204                    1204
George Sesi.........................................         1204                    1204
Caroline Shallal....................................         1204                    1204
Kimberly Shallal....................................         1204                    1204
Samira Shammami.....................................          602                     602
Shafiq Shaya........................................          602                     602
Aniss Shayota.......................................         1865                    1865
Yousif McKay and Jamila McKay
  fbo Yousif McKay Living Trust dated 1/11/97.......       10,955                  10,955
Jamila McKay and Yousif McKay
  fbo Jamila McKay Living Trust dated 1/11/97.......       10,955                  10,955
William E. Meyer and Gail M. Meyer
  Charitable Remainder Trust dated 2/11/97..........       40,000                  40,000
Daniel Agajanian....................................       37,000                  37,000
R and T Management Inc..............................          500                     500
Bassolino DE Family Limited Partnership.............       49,512                  49,512
Bassolino RI Family Limited Partnership.............      114,336                 114,336
R and T Management Inc..............................          500                     500
Zuhair Antone.......................................        4,500                   4,500
Noori Antone........................................        4,500                   4,500